EX-16.1
                        Resignation of Michael Johnson & Co., LLC

August 4, 2005

Michael Johnson & Co., LLC
9175 Kenyon Ave., Suite 100
Denver, CO 80237
Telephone: (303) 796-0099
Fax: (303) 796-0137


Mountains West Exploration, Inc.
Denis Iler

Dear Mr. Iler:

     This is to confirm that the client-auditor relationship between Mountains West Exploration, Inc. (Commission File Number 0-9500 ) and Michael Johnson & Co., LLC has ceased as of June 1, 2005.

Sincerely,

/s/Michael Johnson & Co., LLC
-----------------------------------
   Michael Johnson & Co., LLC

cc: Office of the Chief Accountant
    SECPS Letter File
    Securities and Exchange Commission